EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of One World Products, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2024 (the “Report”) I, Isiah L. Thomas III, Chief Executive Officer of the Company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 12, 2024

/s/ Isiah L. Thomas III
Name: Isiah L. Thomas III
Title: Chief Executive Officer